INTEL and SILICON IMAGE CONFIDENTIAL
Exhibit 10.01
CONFIDENTIAL TREATMENT REQUESTED
Business Cooperation Agreement
Between Intel Corporation and Silicon Image, Inc.
for
Unified Display Interface
This Business Cooperation Agreement (“Agreement”) is entered into as of April 26, 2005 (the “Effective Date”) by and between Silicon Image, Inc. a Delaware corporation, having an office at 1060 E. Arques Avenue, Sunnyvale, California, U.S.A, (“SI” or “Silicon Image”) and Intel Corporation, a Delaware corporation, having an office at 2200 Mission College Blvd., Santa Clara, California 95052, U.S.A. (“Intel”).
Purpose
The purpose of the Unified Display Interface (“UDI”) effort is to define, promote and enable wide industry adoption of a new display interconnect specification (“Specification”) for use in PC’s, digital monitors (e.g. LCD displays) and embedded notebook displays, which provides interoperability between such devices and HDMI television displays.
Whereas, Silicon Image presently licenses its Transition Minimized Differential Signaling (TMDS) protocol and encoding algorithm in the PC and Consumer Electronics segments;
Whereas, Intel presently has a UDI Specification draft in progress, and has joined with Silicon Image and desires to join with additional promoters to develop the Specification for use in desktop PC and mobile PC display applications that can be adopted generally as an open industry specification by a broad group of Adopters in order to enhance the demand for products that comply with the Final Specification;
Whereas, Silicon Image is willing to make available the TMDS interface and all necessary claims pertaining to the TMDS interface and associated Panel Interface Logic (“PIL”) needed for broad adoption of the Specification on terms described herein; and
Whereas, Intel and Silicon Image desire to encourage broad adoption of the Specification and collaborate as Promoters to license the necessary claims contained in the Specification under a reasonable and non-discriminatory licensing framework agreed to by such Promoters. The Parties will mutually agree on and invite other companies to join a Promoters group to define and ready the Specification for release to Adopters.
Now Therefore, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

INTEL and SILICON IMAGE CONFIDENTIAL
1. Definitions.
Unless otherwise provided in this Agreement, defined terms that are herein capitalized will have the meaning ascribed to them in the Promoters Agreement attached hereto as Attachment A.
“CNDA” means the Confidential Information Disclosure Agreement # 94185 dated between the Parties.
“HDMI 1.x” means that next version of the HDMI Specification to be published by the HDMI Founders (as such term is described in the HDMI Specification) subsequent to the most recently released version of the HDMI specification (HDMI version 1.1).
“HDMI 1.x+1” means that next version of the HDMI Specification to be published by the HDMI Founders (as such term is described in the HDMI Specification) subsequent to the HDMI 1.x version of the HDMI Specification.
“HDMI Specification” means the specification for the High-Definition Multimedia Interface.
“Party” or “Parties” means Intel or Silicon Image or Intel and Silicon Image collectively.
“Promoters” means Intel, Silicon Image and such other parties as the initial Promoters may elect to include in the Promoters group under the procedures set forth in the Promoters Agreement and that sign the Promoters Agreement.
“Promoters Agreement” means that agreement entered into between Intel, SI and certain other parties relating to the promotion of the UDI Specification and attached hereto as Attachment A.
“Sink” means a digital electronic device that is fully compliant with the HDMI specification and has passed all applicable HDMI compliance tests, such device being adapted to receive and process, from a Source or repeater device, a digital data signal representative of video and/or audio data for rendering such digital data signal to a display (in the case of video data) and/or an audio rendering system (in the case of audio data), solely in accordance with the HDMI specification.
“Source” means a digital electronic device that is fully compliant with the HDMI specification and has passed all applicable HDMI compliance tests, such device being adapted to process a digital signal representative of video and/or audio data and, upon processing, to transmit the processed digital data signal or sub-set of such digital data signal to a Sink or repeater device for producing a visual image and/or audio sound as represented by the processed digital data signal, solely in accordance with the HDMI specification.

INTEL and SILICON IMAGE CONFIDENTIAL
2. Specification Scope and Objectives.
2.1 Scope. The Specification Scope is as defined in the Promoters Agreement, and shall consist of those video protocols in the DVI specification, UDI protocol, performance extensions based on TMDS protocols, and a new PCI Express-based electrical layer. The Parties recognize that subject matter outside of, and not required for implementation of the Specification (but which may be optional or desirable) may be subject to royalty bearing intellectual property licensing. Although those video protocols in the DVI specification will be part of the Specification, there is no intent to change existing DVI licensing. For avoidance of misinterpretation among Specification Adopters, the Parties shall work with the other Promoters to ensure the Draft, Interim and Final Specification reflect this. The Parties also do not intend to supersede or modify existing DVI or HDMI licenses or any obligations of third parties to license DVI or HDMI.
2.2 Objective. The Specification objective is to define a unified display interface using TMDS encoding which has the following characteristics:
A.	HDMI1.x Compatible. The Parties will support HDMI compatibility with UDI (i.e., defining UDI to be compatible with HDMI) for the first Final Draft of the Specification, Specification updates, and one (1) major revision of the Specification, if the Promoters vote to define and release a major revision of the Specification. A goal of UDI is to allow for UDI platforms to be able to pass HDMI compliance testing (as defined by HDMI Licensing, LLC) and be eligible to obtain an HDMI logo.

B.	Provides convergence and cross interoperability of PC and CE devices.

C.	Provides lower system cost (relative to current digital display interconnects: DVI, LVDS) via common, standardized electronics for all digital displays (i.e., LCD panels for notebooks, PC monitors, and TVs).
a.	Provides an easier, lower cost (relative to current digital display interconnects: DVI, LVDS) system design with lower EMI and low pincount interface for a wide range of resolutions.
D.	To further clarify objectives, interoperability with current DVI displays is not a base requirement and is therefore considered optional, but highly desirable.
3. Intel Deliverables.
3.1 Intel will contribute link layer definition, physical layer definition, UDI port electricals and timing definition, and will license the Necessary Claims in these contributions to the Promoters and Adopters under the reasonable and non-discriminatory licensing framework planned by the Promoters for the Specification. [***]

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

INTEL and SILICON IMAGE CONFIDENTIAL
3.2 For the purpose of maintaining compatibility between UDI and HDMI, Intel agrees to collaborate with Silicon Image in coordinating with the HDMI Founders (as defined in the HDMI Specification Adopter Agreement) in defining and making necessary changes to the HDMI Specification.
3.3 Intel intends to remain an HDMI Adopter (as defined in the HDMI Specification Adopter Agreement) during the term of this Business Cooperation Agreement and therefore, if changes authorized by the HDMI Licensing, LLC are made to the HDMI Specification in order to ensure interoperability with the UDI Specification (revisions 1.0 through 2.0), and Intel has necessary claims (as defined in the HDMI Adopters Agreement) needed for those changes, then Intel agrees to the terms of the Non-Assertion clause for Adopters in the HDMI Specification Adopter Agreement, for such necessary claims.
3.4 [***]
3.5 [***]
3.6 Intel agrees to apply engineering resources necessary to develop the Specification in an expedient manner.
4. Silicon Image Deliverables.
4.1 Silicon Image will identify and provide descriptions of the TMDS interface and PIL (e.g., the necessary intellectual property in the non-electrical section of the DVI 1.0 specification including TMDS, PIL electronics) needed for broad adoption of the Specification across multiple market segments. Silicon Image will contribute the TMDS interface and the PIL and will license the Necessary Claims therein to the Promoters and Adopters under the reasonable and non-discriminatory licensing framework agreed to by the Promoters for the Specification on a zero dollar royalty basis. Such zero-dollar royalty offer to license may be conditioned upon, among other things, the licensee’s grant of a reciprocal license with a corresponding royalty rate equaling zero and such condition shall be deemed within the meaning of “reasonable and nondiscriminatory terms” as provided above. While the Promoters do not intend to supersede or in any way modify the terms of the HDMI Specification License (the “HDMI License”) or the DVI Specification License (the “DVI License”), it is Silicon Image’s intent to use its commercially reasonable efforts to ensure that the Specification and Silicon Image’s contributions to the UDI Specification provide interoperability and compatibility between a UDI Source and HDMI 1.x Sink.

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

INTEL and SILICON IMAGE CONFIDENTIAL
4.2 HDMI 1.x and HDMI 1.x+1
With respect to UDI being compliant with the HDMI Specification, Silicon Image will use its commercially reasonable efforts to introduce, propose or otherwise submit changes targeted at two different anticipated revisions of the HDMI Specification, which promote or provide interoperability between UDI and HDMI, for the consideration of the HDMI Founders for inclusion in the HDMI specification; such changes are listed below under the headings “HDMI 1.x Will Cover” and “HDMI 1.x+1 Will Cover”. The Parties acknowledge that SI has no authority to make changes to the HDMI Specification and that there is no guarantee that either HDMI 1.x or HDMI 1.x+1 will be published or that if published such versions of the HDMI Specification will contain the items set forth below. Performance by SI of its obligations hereunder is a necessary precondition of the Parties performing their respective Specification definition and promotion obligations under this Agreement. The qualifications contained in the preceding sentence shall apply to all items identified under this Section 4.1. For mutual planning and discussion purposes only, the Parties set forth below a timetable for proposed revisions to the HDMI Specification.
A.	[***]

B.	[***]
4.3 HDMI 1.x Will Cover:
A.	[***]

B.	[***]

C.	[***]

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

INTEL and SILICON IMAGE CONFIDENTIAL
4.4 HDMI 1.x+1 Will Cover:
A.	[***]

B.	[***]

C.	[***]

D.	[***]

E.	[***]

F.	[***]
4.5	Silicon Image agrees to apply engineering resources necessary to develop the Specification in an expedient manner.
5. Joint Intel-Silicon Image Deliverables
5.1 Intel and Silicon Image will collaborate closely in identifying and inviting other qualified industry suppliers to join this Specification development effort as Promoters and proceed with Specification development under the terms of the Promoters Agreement in Attachment A.
5.2 The Parties will work in good faith to develop the Specification as outlined in Attachment C to the Promoters Agreement, finalize Promoters, Contributors and Adopters Agreement terms, and a compliance program for Adopters’ devices which implement the Specification.
5.3 [***]

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

INTEL and SILICON IMAGE CONFIDENTIAL
5.4 [***] Intel and SI understand that the rate of adoption of the Final Specification and their associated respective product development and Final Specification implementation is dependent to a large degree on the timing of the Final Specification release, the relative price and availability of cost-reduced platform components for a UDI, acceptance by high-volume platform Adopters willing to design and sell Final Specification-compliant products necessary to generate broad market acceptance, as well as market factors and conditions, over which neither Party has any material control.
6. Specification Licensing and Administration
6.1 Intel, Silicon Image and the other Promoters shall collaborate on the development of an Adopters Agreement for the Specification. Such agreement will provide for reciprocal licensing under reasonable and nondiscriminatory terms, among all Adopters and Promoters of those claims necessary to implement the Specification, and shall reflect the licensing framework as agreed by the Promoters under terms substantially similar to those in Attachment A.
6.2 Following adoption, the Promoters plan to promote the Specification and shall take steps to form and fund an organization to license and administer the Final Specification and administer compliance testing. Such organization shall maintain the same Specification licensing framework as set forth herein and shall not be empowered to modify the Specification, licensing framework, or compliance requirements without express authority of the Promoters. The Promoters will mutually agree upon appropriate members’ and Adopters’ fees to fund the Final Specification administration, licensing and compliance effort. Silicon Image, Intel and other Promoters will lead the definition and administration of a compliance program, structured under the framework of the Promoter Agreement, including coordination with and transition to a standards administration organization with the objective of creating a low-overhead, low–politics, efficient licensing body.
7. Licensing Framework
7.1 The Parties agree to license Promoters and Adopters those claims necessary for Specification implementation, as defined in the Promoters Agreement.
7.2 No Other Licenses. Except for the rights expressly provided by this Agreement and as set forth in the Promoters Agreement, neither Party grants or receives, by implication, estoppel, or otherwise, any rights under any patents or other intellectual property rights.

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

INTEL and SILICON IMAGE CONFIDENTIAL
8. Program Management
Each Party shall designate in writing a program manager to coordinate joint deliverables and contract activities, and ensure milestones are met. The Program managers for each Party shall be responsible for meeting scheduling and attendance, meeting coverage during absences, progress reports and performance milestone tracking. A Party may designate a new program manager by sending written notice to the other.
9. Effective Date, Term, Termination
9.1 Term. The term of this Agreement shall be for two (2) years from the Effective Date. The expiration of this Agreement shall have no effect on the rights and obligations of the Parties under the Promoters Agreement.
9.2 Termination for Breach. This Agreement may be terminated by either Party upon written notice to the other, if the other Party breaches any material term or condition of this Agreement and fails to remedy the breach within sixty (60) days after being given written notice thereof; provided however, that if such breach cannot be cured within such sixty (60) day period, but (x) the breach is capable of cure, (y) the breaching Party commences to effect a cure within such sixty (60) day period and (z) the breaching Party diligently pursues such cure, the breaching Party will have so much time as is reasonably necessary to cure such default.
9.3 Termination Effect on Licenses. Upon termination under Subsection 9.2, the non-breaching Party may terminate all licenses and agreements to license herein with the breaching Party; and the breaching Party agrees not to assert any copyright in the Specification with respect to material in any Specification.
9.4 Termination for Promoters’ Failure to Finalize Specification or for Non-Adoption of Final Specification. The Parties agree that (i) acceptance of the Specification by other Promoters, (ii) acceptance by prospective Adopters, including without limitation, those Adopters needed to drive the necessary volume to generate large scale adoption and standardization, (iii) HDMI interoperability, and (iv) poor performance of Adopters’ and Promoters’ product implementations designed to conform to the UDI Specification are all factors which may affect the ability of the Parties to accomplish the business and technical objectives set forth herein and in the Promoters Agreement. Therefore, if any of the above (items (i) through (iv)) should occur, then a Party may initiate discussions with the other Party, and if following forty-five (45) days good faith discussion between the Parties, no resolution is found, then either Party may terminate this Agreement upon written notice to the other.
10. No Assignment
This Agreement may not be assigned or otherwise transferred without the prior written consent of the other Party hereto, nor, except as expressly provided herein, may any right or obligation hereunder be assigned or transferred, to a third party by either Party without the prior written consent of the other Party hereto. Notwithstanding the foregoing or

INTEL and SILICON IMAGE CONFIDENTIAL
anything contained herein to the contrary, either Party may transfer or assign its licenses, rights and obligations under this Agreement to (i) a wholly owned subsidiary who has sufficient resources and rights to fulfill the terms of this Agreement or (ii) a successor to all or substantially all of its business or assets relating to this Agreement who has sufficient resources and rights to fulfill the terms of this Agreement whether by sale, merger, operation of law or otherwise.
11. Outside Specifications and IP Frameworks
Reference to outside specifications and related IP frameworks are made to clarify dependencies and reflect no intent to modify existing licensing frameworks, (e.g., TMDS/DVI, HDMI, HDCP).
12. Costs
Each Party shall be solely liable for all of its own fees, costs and other expenses in conjunction with negotiation and preparation of this Agreement and its performance hereunder.
13. Promoters Agreement
The Parties’ performance under the Promoters Agreement in Attachment A is a necessary part of the Parties’ performance as envisioned under this Agreement. This Agreement shall in no way be construed as a modification to the terms of the Promoters Agreement as between Intel, Silicon Image or between the Parties and other Promoters nor shall it restrict the rights of either Party thereunder.
14. Miscellaneous
14.1 Relationship of Parties. The Parties are not partners or joint venturers, or liable for the obligations, acts, or activities of the other. No Party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between the Parties.
14.2 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND AS A RESULT OF THIS AGREEMENT, INCLUDING FOR LOSS OF PROFITS, DATA OR USE, OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.
14.3 Confidentiality and Publicity. The terms of this Agreement are Confidential Information of the Parties as defined in the CNDA, and neither Party will disclose or make any public statements about this Agreement or the Specification definition effort without prior written approval of the other. In the event that a Party is requested or is legally required or becomes legally compelled by any governmental authority or

INTEL and SILICON IMAGE CONFIDENTIAL
regulatory body (including, without limitation, the Securities and Exchange Commission) or by statute or regulation or by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process, including, without limitation, in connection with any public or private offering of the Party’s capital stock to disclose any Confidential Information, the Party shall provide the other Party with prompt written notice of that fact before such disclosure and will fully cooperate with the other Party to seek a protective order, confidential treatment or other appropriate remedy with respect to the disclosure. In the event of any disclosure, the Party shall disclose only that portion of the Confidential Information that the Party is legally required to disclose and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information and to the extent possible under law. The Party agrees that it will provide the other Party with drafts of the disclosing materials in which the Party desires to disclose Confidential Information under subsection (ii) above or is required to disclose Confidential Information under this subsection (iii) at least two (2) business days prior to disclosure thereof, and that it will coordinate with the other Party to make mutually agreeable changes to the extent permitted by law.
14.4 No Warranty. The Parties acknowledge that all information provided as part of the Specification development process and the Draft Specification and/or Final Specification itself is provided “AS IS” WITH NO WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND THE PARTIES EXPRESSLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY WARRANTY OTHERWISE ARISING OUT OF ANY PROPOSAL, SPECIFICATION, OR SAMPLE.
14.5 Governing Law. This Agreement shall be construed and controlled by the laws of New York without reference to conflict of laws principles.
14.6 Jurisdiction. The Parties agree that all disputes arising in any way out of this Agreement shall be heard exclusively in, and all Parties irrevocably consent to jurisdiction and venue in, the State and Federal courts of New York.
14.7 Notices. All notices hereunder shall be in writing and sent to each Party at addresses indicated in such Party’s signature block at the end of this Agreement and or at such addresses as each such Party may later specify by such written notice.
14.8 Not Partners. No Intent to Create Third Party Beneficiaries. The Parties are independent companies and are not partners or joint venturers with each other. Intel and Silicon Image agree that only Intel and Silicon Image will benefit from and are entitled to enforce the provisions of this Agreement and that no third-party beneficiary is intended under this Agreement.
14.9 Complete Agreement; No Waiver. This Agreement sets forth the entire understanding of the Parties and supersedes all prior agreements and understandings relating hereto. No modifications or additions to or deletions from this Agreement shall

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be binding unless accepted in writing by an authorized representative of all Parties, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.
14.10 Survival: The provisions of Sections 1, 7, 9, 10, 11, 12, 13 and 14 will survive expiration or termination of this Agreement.
14.11 Section Headings. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
14.12 Taxes Each Party shall be responsible for the payment of its own tax liability arising from this Agreement.
14.13 No Rule of Strict Construction . Regardless of which Party may have drafted this Agreement, no rule of strict construction shall be applied against any Party. If any provision of this Agreement is determined by a court to be unenforceable, the Parties shall deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.
In witness of their agreement, the Parties have executed this Agreement below:

SILICON IMAGE, INC.	INTEL CORPORATION

/s/ Steve Tirado	/s/ Eric Mentzer

Signature	Signature

Steve Tirado	Eric Mentzer
Printed Name	Printed Name

CEO	VP and GM, Chipset Group
Title	Title

04/28/05	04/28/05
Date	Date

INTEL and SILICON IMAGE CONFIDENTIAL
ATTACHMENT A
PROMOTERS AGREEMENT
(Incorporated by reference from Exhibit 10.02 of the Form 10-Q filed by Registrant on August 9, 2005.)